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                                                                  EXHIBIT 23.07

                           CONSENT OF LEHMAN BROTHERS

We consent to the reference to our firm in the Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of Cardinal Health, Inc. (the "Registration Statement") under the heading "THE MERGER -- Opinion of PCI's Financial Advisor," and to the filing of our opinion, dated July 23, 1996, as an annex to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                   LEHMAN BROTHERS INC.


                                                   By: /s/ Frederick Frank
                                                       -------------------
                                                       Frederick Frank
                                                       Vice Chairman


New York, New York
September 11, 1996